Exhibit 99.1

World Fuel Services Corporation Reports Record Fourth Quarter and Full Year Earnings

MIAMI--(BUSINESS WIRE)--February 12, 2015--World Fuel Services Corporation (NYSE: INT) today reported full year net income of $221.7 million or $3.11 diluted earnings per share. Excluding the impact of the previously announced sale of interests in the company’s crude oil joint ventures and certain one-time expenses, adjusted full year net income was $216.8 million or $3.04 diluted earnings per share. For 2013, net income as adjusted for one-time expenses was $204.9 million or $2.86 diluted earnings per share. Non-GAAP net income and diluted earnings per share for the full year, excluding share-based compensation, amortization of acquired intangible assets, gain from the sale of interests in the crude oil joint ventures and certain one-time expenses were $249.1 million and $3.49, respectively, compared to $230.5 million and $3.22 in 2013.

For the fourth quarter, net income was $67.1 million or $0.94 diluted earnings per share. Excluding the impact of the previously announced sale of interests in the company’s crude oil joint ventures and certain one-time expenses, adjusted net income was $57.6 million or $0.81 adjusted diluted earnings per share. In the fourth quarter of 2013, net income as adjusted for one-time expenses was $53.7 million or $0.76 diluted earnings per share. Non-GAAP net income and diluted earnings per share for the fourth quarter, excluding share-based compensation, amortization of acquired intangible assets, gain from the sale of interests in the crude oil joint ventures and certain one-time expenses were $68.1 million and $0.96, respectively, compared to $60.1 million and $0.85 in the fourth quarter of 2013.

“2014 was a strong year for World Fuel, as we delivered solid financial results while continuing to make strategic investments to grow our diverse intermodal platform of products and services,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We remain focused on further strengthening our global competitive position in the coming year and taking advantage of a growing suite of opportunities that will enhance our growth strategy.”

For the full year, the company’s aviation segment generated gross profit of $321.6 million, a decrease of $5.6 million or 1.7% year-over-year. The company’s marine segment generated gross profit of $205.6 million, an increase of $28.6 million or 16.1% year-over-year. The company’s land segment posted gross profit of $286.4 million, an increase of $37.9 million or 15.2% year-over-year.

“Our solid execution and discipline contributed to a strong finish to 2014,” said Ira M. Birns, executive vice president and chief financial officer. “As we enter 2015, we are focused on aligning our resources to drive strategic priorities and deliver long-term shareholder value.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes both non-GAAP and adjusted net income and non-GAAP and adjusted diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, expenses related to acquisitions, the gain on the sale of the crude oil joint venture interests (net of certain related operating expenses) and the executive non-renewal charge primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, the expenses related to acquisitions, the gain on the sale of the crude oil joint venture interests (net of certain related operating) expenses and the executive non-renewal charge are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of adjusted and non-GAAP net income and adjusted and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Adjusted and Non-GAAP diluted earnings per common share is computed by dividing adjusted and non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our global competitive position and growth strategy. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 12, 2015. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	December 31,	December 31,
	2014	2013

Assets:
Current assets:
Cash and cash equivalents	$302,264	$292,061
Accounts receivable, net	2,307,852	2,538,642
Inventories	437,566	655,046
Prepaid expenses and other current assets	627,161	329,752

Total current assets	3,674,843	3,815,501

Property and equipment, net	202,716	129,685

Goodwill, identifiable intangible and other non-current assets	1,002,421	794,091

Total assets	$4,879,980	$4,739,277

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$17,914	$14,647
Accounts payable	1,850,134	2,210,427
Accrued expenses and other current liabilities	373,306	289,441

Total current liabilities	2,241,354	2,514,515

Long-term debt	671,954	449,064
Other long-term liabilities	101,791	96,804
Total liabilities	3,015,099	3,060,383

Equity:
World Fuel shareholders' equity	1,855,358	1,673,898
Noncontrolling interest equity	9,523	4,996
Total equity	1,864,881	1,678,894

Total liabilities and equity	$4,879,980	$4,739,277

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue	$9,779,555	$10,404,653	$43,386,389	$41,561,947
Cost of revenue	9,560,089	10,209,073	42,572,767	40,809,189

Gross profit	219,466	195,580	813,622	752,758

Operating expenses:
Compensation and employee benefits	86,233	73,663	319,842	288,021
Provision for bad debt	224	6,070	3,757	11,745
General and administrative	62,080	51,369	220,875	188,634

Total operating expenses	148,537	131,102	544,474	488,400

Income from operations	70,929	64,478	269,148	264,358
Non-operating income (expenses), net	12,308	(3,668)	403	(17,693)

Income before income taxes	83,237	60,810	269,551	246,665
Provision for income taxes	16,180	7,415	51,144	39,505

Net income including noncontrolling interest	67,057	53,395	218,407	207,160
Net (loss) income attributable to noncontrolling interest	(77)	1,533	(3,340)	4,085

Net income attributable to World Fuel	$67,134	$51,862	$221,747	$203,075

Basic earnings per common share	$0.95	$0.73	$3.13	$2.85

Basic weighted average common shares	70,708	70,870	70,750	71,224

Diluted earnings per common share	$0.94	$0.73	$3.11	$2.83

Diluted weighted average common shares	71,297	71,459	71,323	71,800

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income including noncontrolling interest	$67,057	$53,395	$218,407	$207,160
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
operating activities:
Depreciation and amortization	17,534	11,898	59,399	44,710
Provision for bad debt	224	6,070	3,757	11,745
Share-based payment award compensation costs	4,474	4,138	15,755	16,716
Other	(15,093)	(14,254)	(12,322)	(14,716)
Change in cash collateral with financial counterparties	(257,134)	(9,873)	(288,049)	9,920
Changes in assets and liabilities, net of acquisitions	195,033	(819)	144,213	(11,233)
Total adjustments	(54,962)	(2,840)	(77,247)	57,142
Net cash provided by operating activities	12,095	50,555	141,160	264,302

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(42,934)	(36,542)	(273,649)	(76,954)
Capital expenditures	(13,051)	(32,430)	(50,153)	(82,716)
Escrow payment related to an assumed obligation of an acquired business	-	-	(21,724)	-
Proceeds from the sale of crude oil joint venture interests	43,000	-	43,000	-
Other	6,079	(14,421)	5,439	(14,890)
Net cash used in investing activities	(6,906)	(83,393)	(297,087)	(174,560)

Cash flows from financing activities:
Borrowings of debt, net	(76,832)	5,134	205,745	80,314
Dividends paid on common stock	(2,647)	(2,659)	(10,595)	(10,679)
Other	(10,936)	(11,695)	(25,635)	(40,126)
Net cash (used in) provided by financing activities	(90,415)	(9,220)	169,515	29,509

Effect of exchange rate changes on cash and cash equivalents	(1,054)	896	(3,385)	70

Net (decrease) increase in cash and cash equivalents	(86,280)	(41,162)	10,203	119,321

Cash and cash equivalents, as of beginning of period	388,544	333,223	292,061	172,740

Cash and cash equivalents, as of end of period	$302,264	$292,061	$302,264	$292,061

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

		For the Three Months ended		For the Year ended
		December 31,		December 31,
		2014	2013	2014	2013

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel		$67,134	$51,862	$221,747	$203,075
	Share-based compensation expense, net of income taxes (1)	2,965	2,812	9,942	11,182
	Intangible asset amortization expense, net of income taxes (2)	7,564	3,639	22,401	14,448
	Expenses related to acquisitions, net of income taxes (3)	358	1,822	1,894	1,822
	Gain on the sale of the crude oil joint venture interests, net of certain related operating expenses and income taxes (4)
		(9,879)	-	(9,879)	-
	Executive non-renewal charge, net of income taxes (5)	-	-	2,994	-
Non-GAAP net income attributable to World Fuel		$68,142	$60,135	$249,099	$230,527

GAAP diluted earnings per common share		$0.94	$0.73	$3.11	$2.83
	Share-based compensation expense, net of income taxes (1)	0.04	0.04	0.14	0.16
	Intangible asset amortization expense, net of income taxes (2)	0.11	0.05	0.31	0.20
	Expenses related to acquisitions, net of income taxes (3)	0.01	0.03	0.03	0.03
	Gain on the sale of the crude oil joint venture interests, net of certain related operating expenses and income taxes (4)
		(0.14)	-	(0.14)	-
	Executive non-renewal charge, net of income taxes (5)	-	-	0.04	-
Non-GAAP diluted earnings per common share		$0.96	$0.85	$3.49	$3.22

(1)	The pre-tax amount of share-based compensation expense was $4,443 and $4,137 for the three months ended December 31, 2014 and 2013, respectively, and $14,603 and $16,716 for the year ended December 31, 2014 and 2013, respectively.
(2)	The pre-tax amount of intangible asset amortization expense was $9,269 and $5,666 for the three months ended December 31, 2014 and 2013, respectively, and $29,095 and $22,576 for the year ended December 31, 2014 and 2013, respectively.
(3)	The pre-tax amount of the expenses related to acquisitions was $358 and $1,822 for the three months ended December 31, 2014 and 2013, respectively, and $2,126 and $1,822 for the year ended December 31, 2014 and 2013, respectively.
(4)	The pre-tax amount of gain on the sale of the crude oil joint venture interests, net of certain related operating expenses, was $16,064 for the year ended December 31, 2014.
(5)	The pre-tax amount of the executive non-renewal charge was $4,751 for the year ended December 31, 2014.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue:
Aviation segment	$3,906,996	$4,232,935	$17,268,834	$16,087,611
Marine segment	3,104,661	3,530,317	13,843,307	14,790,342
Land segment	2,767,898	2,641,401	12,274,248	10,683,994
	$9,779,555	$10,404,653	$43,386,389	$41,561,947

Gross profit:
Aviation segment	$74,616	$84,395	$321,596	$327,178
Marine segment	59,525	42,815	205,612	177,052
Land segment	85,325	68,370	286,414	248,528
	$219,466	$195,580	$813,622	$752,758

Income from operations:
Aviation segment	$27,750	$41,131	$142,303	$150,886
Marine segment	27,126	17,430	90,029	73,770
Land segment	30,315	21,159	90,335	84,767
	85,191	79,720	322,667	309,423
Corporate overhead - unallocated	14,262	15,242	53,519	45,065
	$70,929	$64,478	$269,148	$264,358

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Glenn Klevitz
Vice President, Assistant Treasurer
305-428-8000